Exhibit 99.1

Centex Corporation 2728 N. Harwood Dallas, Texas 75201-1516 P.O. Box 199000 Dallas, Texas 75219-9000
news release
For Immediate Release
For additional information, please contact:
Matthew G. Moyer – Investor Relations
David Webster – Corporate Communications
214.981.5000

CENTEX REPORTS FIRST QUARTER RESULTS

DALLAS – Aug. 3, 2009: Centex Corporation (NYSE: CTX) today reported financial results for its fiscal first quarter ended June 30, 2009.

Highlights of the quarter ended June 30, 2009 (compared to last year’s first quarter):
●	Earnings from continuing operations of $0.68 per diluted share (includes a $3.31 per share tax benefit)
●	Generated positive cash flow from homebuilding operations
●	June 30th cash and cash equivalents balance of $1.90 billion
●	Reduced total SG&A expenses by 47% or $135 million

Corporate Results
Fiscal 2010’s first quarter revenues were $574 million, 49% lower than the same quarter last year.  Earnings from continuing operations for the first quarter were $85 million, or $0.68 per diluted share, up from a loss of $169 million, or $1.36 per diluted share, in the previous year’s fiscal first quarter.  Included in the first quarter of fiscal 2010’s results is a $410 million tax benefit resulting from favorable tax developments.

Home Building
Fiscal 2010’s first quarter revenues were $551 million, 47% lower than the same quarter last year as a result of a 42% decrease in closings to 2,297 homes and a 10% decrease in average sales price to $237,085.  Home building reported an operating loss of $240 million for the quarter versus a loss of $131 million in last year’s first quarter.  The operating loss includes $212 million of impairments and write offs compared to impairments and write offs of $80 million in the year ago quarter.

Housing operating losses (housing revenues less housing cost of sales and SG&A) were $13 million, narrower than a loss of $44 million in the previous year.  The decrease in loss is primarily a result of a 200 bps reduction in homebuilding SG&A expenses as a percentage of housing revenues.  The housing gross margin of 11.8% remained stable compared to last year’s first quarter but improved 190 basis points sequentially as both home site and brick and mortar costs decreased as a percentage of revenue.

Financial Services
Financial Services reported an operating loss of $13 million in the quarter, compared to earnings of $6 million in the first quarter of fiscal 2009.  The decrease in operating earnings in the quarter was primarily attributable to a $14 million increase in anticipated losses for loans originated and sold due to an increase in investor repurchase and indemnification requests.

Other
The Company recognized an income tax benefit from continuing operations of $407 million and $14 million for the three months ended June 30, 2009 and 2008, respectively.   The tax benefit for the quarter ended June 30, 2009 primarily resulted from changes in the Company’s liability for unrecognized tax benefits (including interest and penalties) and the deferred tax asset valuation allowance.

In the quarter, the Company settled several disputed tax issues relating to the audit of its federal income tax returns filed for fiscal years 2001 through 2004 and its California income tax returns for fiscal year 2000 through the current tax period.  In addition, the Company received a Revenue Agent’s Report relating to the audit of the Company’s federal income tax returns for fiscal years 2005 and 2006.  As a result of these developments, the Company adjusted its liability for unrecognized tax benefits and its deferred tax asset valuation allowance.  At June 30, 2009, the Company’s deferred tax asset was $38 million, net of the valuation allowance of $1.28 billion.

Proposed Merger with Pulte
In the first fiscal quarter, Centex and Pulte entered into a definitive merger agreement pursuant to which Centex will merge with a wholly-owned subsidiary of Pulte.  Under the terms of the agreement, Centex stockholders will receive 0.975 shares of Pulte common stock for each share of Centex common stock they own.  The transaction is subject to approval by Pulte and Centex shareholders and the satisfaction of other customary closing conditions.  Pulte and Centex have scheduled their respective special meetings of shareholders for August 18, 2009 and, if shareholder approvals are obtained and other customary closing conditions are satisfied, they expect to consummate the merger promptly thereafter.  Additional information is provided below.

Non-GAAP Financial Measures
Explanations of non-GAAP financial measures used in this press release and the accompanying attachments, and reconciliations of the non-GAAP financial measures to the comparable GAAP financial measures, are given in the applicable attachments.

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Forward-Looking Statements

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may include, but are not limited to, statements about the benefits of the proposed transaction, including future financial and operating results, and the combined company’s plans, objectives, expectations and intentions. These statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “may,” “can,” “could,” “might,” “will” and similar expressions identify forward-looking statements, including statements related to expected operating and performing results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect our business in the future.

Such risks, uncertainties and other factors include, among other things: the failure of Centex’s stockholders to approve the merger agreement; the failure of Pulte’s shareholders to approve either the charter amendment or the issuance of shares in the merger; the possibility that the proposed transaction does not close, including due to the failure to satisfy the closing conditions; the possibility that the expected efficiencies and cost savings of the proposed transaction will not be realized, or will not be realized within the expected time period; the risk that the Pulte and Centex businesses will not be integrated successfully; disruption from the proposed transaction making it more difficult to maintain business and operational relationships; interest rate changes and the availability of mortgage financing; continued volatility in, and potential further deterioration of, the debt and equity markets; competition within the industries in which Pulte and Centex operate; the availability and cost of land and raw materials used by Pulte and Centex in their homebuilding operations; the availability and cost of insurance covering risks associated with Pulte’s and Centex’s businesses; shortages and the cost of labor; adverse weather conditions which may slowdown the construction of, or damage, new homes built by Pulte or Centex; slow growth initiatives and/or local building moratoria; the ability to utilize net operating losses, built-in losses and other tax credit carryforwards; governmental regulation, including the effects from the Emergency Economic Stabilization Act, the American Recovery and Reinvestment Act and the interpretation of tax, labor and environmental laws; changes in consumer confidence and preferences; terrorist acts and other acts of war; and other factors of national, regional and global scale, including those of a political, economic, business and competitive nature. See Pulte’s and Centex’s Annual Reports on Form 10-K and Annual Reports to Stockholders for the fiscal years ended December 31, 2008 and March 31, 2009, respectively, and other public filings with the Securities and Exchange Commission (the “SEC”) for a further discussion of these and other risks and uncertainties applicable to our businesses. Neither Pulte nor Centex undertakes any duty to update any forward-looking statement whether as a result of new information, future events or changes in our respective expectations.

Additional Information

In connection with the proposed transaction, Pulte and Centex each filed with the SEC a definitive joint proxy statement, which also constitutes a prospectus of Pulte.  The joint proxy statement/prospectus was mailed to Pulte shareholders and Centex stockholders on or about July 21, 2009. Before making any voting or investment decision, investors are urged to read the definitive joint proxy statement/prospectus because it contains important information about the proposed transaction. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website at www.sec.gov, by accessing Pulte’s website at www.pulte.com under the heading “Investor Relations” and from Pulte by directing a request to Pulte Homes, Inc., 100 Bloomfield Hills Parkway Suite 300, Bloomfield Hills, Michigan 48304, Attention: Investor Relations, and by accessing Centex’s website at www.centex.com under the heading “Investors” and from Centex by directing a request to Centex Corporation Investor Relations, P.O. Box 199000, Dallas, Texas 75219-9000.

Pulte and Centex and their respective directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about Pulte’s directors and executive officers in its definitive proxy statement filed with the SEC on April 7, 2009. You can find information about Centex’s directors and executive officers in its Form 10-K/A filed with the SEC on July 28, 2009. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. You can obtain free copies of these documents from Pulte and Centex using the contact information above.

Attachments:
(1) Revenues and Earnings by Lines of Business
(2) Condensed Consolidated Balance Sheet
(3) Home Building Segment Data
(4) Supplemental Home Building Data (non-GAAP reconciliation)

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Attachment 1

Centex Corporation and Subsidiaries
Revenues and Earnings by Lines of Business
(Dollars in thousands, except per share data)

	Quarter Ended June 30,
	(unaudited)
	2009	2008 (D)	Change

Revenues
Home Building (A)	$551,102	$1,049,699	(47%	)
Financial Services	22,871	76,423	(70%	)
Total	573,973	1,126,122	(49%	)

Cost of Revenues
Home Building (A)	(702,839)	(997,582)
Financial Services	(2,095)	(4,725)
Total	(704,934)	(1,002,307)

Selling, General and Administrative Expenses (B)	(155,114)	(290,485)
Losses from Unconsolidated Entities	(15,267)	(20,297)
Interest Expense	(26,355)	(6,180)
Interest and Other Income	5,478	10,400

Loss from Continuing Operations Before Income Taxes	(322,219)	(182,747)

Income Tax Benefit (C)	407,334	13,635

Earnings (Loss) from Continuing Operations	85,115	(169,112)

Earnings from Discontinued Operations, net	—	19,013

Net Earnings (Loss)	$85,115	$(150,099)

Earnings (Loss) Per Share - Basic and Diluted
Continuing Operations	$0.68	$(1.36)
Discontinued Operations	—	0.15
Earnings (Loss) Per Share - Basic and Diluted	$0.68	$(1.21)

Average Shares Outstanding	123,724,483	124,231,358
Basic	123,793,011	124,231,358
Diluted

(A)	See Attachment 3 for detailed home building segment data.
(B)	For the three months ended June 30, 2009 includes Home Building, Financial Services and Corporate of $76,640, $33,769 and $44,705, respectively, and for the three months ended June 30, 2008 includes $166,215, $65,631, and $58,639, respectively.
(C)	Includes changes in the valuation allowance related to the deferred tax assets of $(9,676) and $49,304, respectively.
(D)	Prior periods have been conformed to the current year presentation.

INTEREST ANALYSIS
		Quarter Ended June 30,
		(unaudited)
		2009	2008

Total Interest Incurred		$55,167	$61,752
Less	- Interest Capitalized	(27,059)	(51,269)
	- Financial Services' Interest Expense	(1,753)	(4,303)
Interest Expense, net		$26,355	$6,180

Capitalized Interest Charged to Home Building's Costs and Expenses		$37,106	$25,535

Attachment 2

Centex Corporation and Subsidiaries
Condensed Consolidated Balance Sheet
(Dollars in millions)
(unaudited)

BALANCE SHEET
	June 30,	March 31,
	2009	2009
Assets
Cash -
Unrestricted	$1,443	$1,365
Restricted	455	404
Receivables -
Residential Mortgage Loans, net	187	214
Other Receivables	143	375
Inventories -
Direct Construction	883	898
Land Under Development	1,567	1,792
Land Held for Development and Sale	439	471
Land Held Under Option Agreements not Owned	99	108
Other	20	21
Investments	128	136
Property and Equipment, net	21	25
Goodwill	10	10
Deferred Tax Asset, Net of Valuation Allowance of $1,282 and $1,292	38	—
Deferred Charges and Other Assets	93	99
	$5,526	$5,918

Liabilities and Stockholders' Equity
Accounts Payable and Accrued Liabilities	$1,311	$1,715
Senior Notes and Other	3,106	3,105
Financial Services Debt Secured by Mortgage Loans	49	119
Stockholders' Equity (A)	1,060	979
	$5,526	$5,918

(A)	Includes the retrospective adoption of SFAS 160, which requires the reclassification of minority interests to equity.

Attachment 3

Centex Corporation and Subsidiaries
Home Building Segment Data (A)
(Dollars in thousands, except per unit data)
(Unaudited)

	Revenues				Closings (Units)				Average Housing Revenue per Unit
	2009	2008	Change		2009	2008	Change		2009	2008	Change

Quarter Ended June 30,
East	$232,977	$308,039	(24%	)	851	1,088	(22%	)	$269,626	$274,902	(2%	)
Central	154,971	298,179	(48%	)	902	1,569	(43%	)	171,363	188,957	(9%	)
West	162,598	429,187	(62%	)	544	1,246	(56%	)	295,153	340,805	(13%	)
Other homebuilding	556	14,294	(96%	)	—	36	(100%	)	—	332,833	(100%	)
Total Home Building	$551,102	$1,049,699	(47%	)	2,297	3,939	(42%	)	$237,085	$262,044	(10%	)

	Sales (Orders) (Units)				Sales (Orders) Backlog (Units)				Sales (Orders) Backlog
	2009	2008	Change		2009	2008	Change		2009	2008	Change

Quarter Ended June 30,
East	996	1,500	(34%	)	1,895	2,860	(34%	)	$547,391	$819,938	(33%	)
Central	1,172	1,750	(33%	)	1,931	3,136	(38%	)	329,737	579,785	(43%	)
West	703	932	(25%	)	926	2,026	(54%	)	274,484	649,838	(58%	)
Other homebuilding	—	33	(100%	)	—	—	—		—	—	—
Total Home Building	2,871	4,215	(32%	)	4,752	8,022	(41%	)	$1,151,612	$2,049,561	(44%	)

	Operating Earnings (Loss)				Impairments & Write-offs (B)
	2009	2008			2009	2008

Quarter Ended June 30,
East	$(140,605)	$(86,802)			$124,018	$40,056
Central	636	(13,470)			66,687	10,478
West	(81,751)	(30,487)			11,106	9,682
Other homebuilding	(18,537)	462			—	—
Total Home Building	$(240,257)	$(130,297)			201,811	60,216

		Share of Joint Venture Impairments			9,900	19,698
		Total Impairments			$211,711	$79,914

	Lots Owned (Units)				Lots Controlled (Units)
	2009	2008			2009	2008

Quarter Ended June 30,
East	28,670	33,534			2,686	7,173
Central	14,578	18,997			2,979	5,558
West	9,796	12,911			167	1,819
Other homebuilding	1,948	1,324			—	—
Total Home Building	54,992	66,766			5,832	14,550

(A)	Prior periods have been conformed to the current year presentation.
(B)	Impairments and write-offs by segment include land-related impairments and write-offs and goodwill impairments.

Attachment 4

Centex Corporation and Subsidiaries
Supplemental Home Building Data
(Dollars in thousands, except per unit data)
(unaudited)

RECONCILIATION OF HOUSING/HOME BUILDING OPERATING EARNINGS

	Quarter Ended June 30,
	2009			2008

HOME BUILDING

Revenues - Housing	$544,584	100.0%		$1,032,191	100.0%
Cost of Sales - Housing	(480,584)	(88.2%	)	(909,320)	(88.1%	)
Gross Margin - Housing	64,000	11.8%		122,871	11.9%

Selling, General & Administrative (A)	(76,640)	(14.1%	)	(166,215)	(16.1%	)

Housing Operating (Loss) Earnings (B)	(12,640)	(2.3%	)	(43,344)	(4.2%	)

Revenues - Land Sales & Other	6,518			17,508
Cost of Sales - Land Sales & Other	(222,255)			(88,262)
Gross Margin - Land Sales & Other	(215,737)			(70,754)

Losses from Unconsolidated Entities and Other (C)	(11,880)			(16,199)

Operating Loss	$(240,257)	(43.6%	)	$(130,297)	(12.4%	)

Average Neighborhoods	447			568
% Change	(21.3% )			(16.0% )

(A)	Selling, General & Administrative expenses above are those associated with field operations.
(B)	Housing Operating Earnings is defined as housing revenues less housing cost of sales less selling, general & administrative expenses. Housing Operating Margin is defined as housing operating earnings divided by total housing revenues.
(C)	Includes losses from unconsolidated entites of $15,267 and $20,297, respectively.

IMPAIRMENTS AND WRITE-OFFS
	Quarter Ended June 30,
	2009	2008

Impairment Charges	$200,561	$50,115
Write-offs of Land Deposits and Pre-Acquisition Costs	1,250	10,101
Subtotal	201,811	60,216
Share of Joint Venture Impairments	9,900	19,698

Total Impairments and Write-offs	$211,711	$79,914